As filed with the Securities and Exchange Commission on September 16, 2013

Registration No. 333-40630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

UNDER

THE SECURITIES ACT OF 1933

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2528700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3701 W. Plano Parkway, Suite 300

Plano, Texas 75075

(972) 488-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance E. Ouellette

President and Chief Executive Officer

3701 W. Plano Parkway, Suite 300

Plano, Texas 75075

(972) 488-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Bruce Newsome

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219-7673

(214) 651-5119

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 filed by ViewCast.com, Inc. (the “Company”) with the Securities and Exchange Commission on June 30, 2000 (File No. 333-40630) (the “Registration Statement”). The Registration Statement registered a total of (i) up to 1,334,454 shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”) and (ii) up to 140,000 Redeemable Common Stock Purchase Warrants (“Public Warrants”) for sale by certain selling securityholders described in the prospectus. The Public Warrants which were not exercised expired according to their terms on February 3, 2002. This offering is being terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas, on September 16, 2013.

ViewCast.com, Inc.

By:	/s/ Lance E. Ouellette
Name:	Lance E. Ouellette
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance E. Ouellette Lance E. Ouellette	President and Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 16, 2013

/s/ John C. Hammock	Director	September 16, 2013
John C. Hammock